                                                                     EXHIBIT 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO STAMPS.COM THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
-------------------------------------------------------------------------------

Date of Issuance:  _______________________

Expiration Date:  _________________________

Number of Shares of Common Stock:  _______________


                                STAMPS.COM INC.

                         Common Stock Purchase Warrant
                         -----------------------------

     Stamps.com Inc., a Delaware corporation ("Stamps.com"), hereby certifies
                                               ----------
that CYDCOR LIMITED ("Cydcor"), or its registered assigns (collectively with
                      ------
Cydcor, the "Registered Holder"), is entitled, upon the terms and subject to the
             -----------------
conditions set forth below, to purchase from Stamps.com, as set forth in Section 1, at a purchase price of $__________ per share, subject to adjustment in accordance with the terms hereof, up to ______________ shares of Common Stock of Stamps.com ("Common Stock") subject to adjustment in accordance with the terms
             ------------
hereof. The shares of Common Stock purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock"
                                                                -------------
and the "Purchase Price," respectively.
         --------------

     This Warrant is issued pursuant to that certain Warrant Issuance Agreement dated as of August 1, 2000 between Stamps.com and Cydcor.

     1.  Exercise.
         --------

         (a) Manner of Exercise.  This Warrant may be exercised by the
             ------------------
Registered Holder, in whole or in part, at any time or times during the period commencing on the Date of Issuance and ending on the Expiration Date by surrendering this Warrant, with the purchase form appended hereto as Exhibit A
                                                                     ---------
duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of Stamps.com, or at such other office or agency as Stamps.com may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of Stamps.com to the Registered Holder.

          (b) Effective Time of Exercise.  Each exercise of this Warrant shall
              --------------------------
be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to Stamps.com as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

          (c) Net Issue Exercise.
              ------------------
          (i) In lieu of exercising this Warrant in the manner provided above in
Section 1(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of Stamps.com together with notice of such election in which event Stamps.com shall issue to such Holder a number of shares of Warrant Stock computed using the following formula:

                          X =    Y (A - B)
                                 ---------
                                     A
Where     X = The number of shares of Warrant Stock to be issued to the
              Registered Holder.

          Y = The number of shares of Warrant Stock purchasable under this Warrant (at the date of such calculation).

          A = The fair market value of one share of Warrant Stock (at the date of such calculation).

          B = The Purchase Price (as adjusted to the date of such calculation).

          (ii) For purposes of this Section 1(c), the fair market value of Warrant Stock on the date of calculation shall mean with respect to each share of Warrant Stock:

                (A) if Stamps.com's Common Stock is traded on a securities exchange or The Nasdaq Stock Market or actively traded over-the-counter:

                    (1) if Stamps.com's Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a ten (10) trading day period, which period shall begin twelve (12) trading days prior to the effective time of exercise of this Warrant and end three (3) trading days prior to the effective day of exercise of this Warrant and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible on such date; or

                    (2) if Stamps.com's Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid or sales price (whichever is applicable) over a ten
(10) trading day period, which period shall begin twelve (12) trading days prior to the effective time of exercise of this Warrant and end three (3) trading days prior to the effective day of exercise of this Warrant and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible on such date; or

                (B) if (A)(1) nor (A)(2) is applicable, the fair market value of Warrant Stock shall be at the highest price per share which Stamps.com could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Warrant Stock sold by Stamps.com, from authorized but unissued shares, as agreed by Stamps.com and the holders of a majority of the Warrant Stock issuable upon exercise of this Warrant, unless Stamps.com is at such time subject to an acquisition, in which case the fair market value of Warrant Stock shall be deemed to be the value received by the holders of such stock pursuant to such acquisition and shall be valued on a basis consistent with such acquisition consideration.

          (d) Delivery to Holder.  As soon as practicable after the exercise of
              ------------------
this Warrant in whole or in part, and in any event within ten (10) days thereafter, Stamps.com at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

              (i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

              (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for in the introductory paragraph to this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) or 1(c) above.

     2.  Adjustments.
         -----------

         (a) Stock Splits and Dividends.  If outstanding shares of Stamps.com's
             --------------------------
Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing
(i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

         (b) Reclassification, Consolidation, Merger Etc.  In case at any time
             -------------------------------------------
or from time to time, Stamps.com shall (i) effect a reorganization (other than a combination, reclassification, exchange or subdivision of shares, as otherwise provided for herein), (ii) consolidate with or merge into any other entity or person, or
(iii) transfer all or substantially all of its properties or assets to any other entity or person including under any plan or arrangement contemplating the dissolution of Stamps.com, then, in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Registered Holder, on the exercise hereof as provided in
Section 1 at any time after the consummation of such reorganization, consolidation, merger, sale or transfer or the effective date of such reorganization, consolidation, merger, sale or transfer, as the case may be, shall be entitled to receive, in lieu of the Common Stock (or other securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which the Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in this Section 2. Upon any reorganization, consolidation, merger, or other such transaction referred to in this Section 2(b) (collectively, a "Corporate Transaction"), this Warrant shall, immediately after such Corporate
 ---------------------
Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to the Holder in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Purchase Price, provided the aggregate Purchase Price payable hereunder shall remain the same.

         (c) Adjustment Certificate.  When any adjustment is required to be
             ----------------------
made in the Warrant Stock or the Purchase Price pursuant to this Section 2, Stamps.com shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

    3.   Transfers.
         ---------

         (a) Unregistered Security.  Each holder of this Warrant acknowledges
             ---------------------
that this Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute,
              --------------
offer for sale, transfer or otherwise dispose of this Warrant, any Warrant Stock issued upon its exercise or any Common Stock issued upon conversion of the Warrant Stock in the absence of (i) an effective registration statement under the Act as to this Warrant, such Warrant Stock or such Common Stock and registration or qualification of this Warrant, such Warrant Stock or such Common Stock under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, reasonably satisfactory to Stamps.com, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

         (b) Transferability. This Warrant may not be transferred or assigned,
             ---------------
in whole or in part, by the Registered Holder except (i) to an affiliate of the Registered Holder

(provided that such affiliate agrees in writing with Stamps.com and/or iShip.com to comply with Section 17 of the Agreement, as amended) or (ii) where the Registered Holder has provided the Company with written notice of its intent to assign or transfer the Warrant and the Company has consented to such assignment or transfer in writing. Any transfer in accordance with the immediately preceding sentence shall be effected upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal
                                             ---------
office of Stamps.com.

         (c) Warrant Register.  Stamps.com will maintain a register containing
             ----------------
the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, Stamps.com may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank,
          --------  -------
Stamps.com may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to Stamps.com requesting such change.

    4. No Impairment.  Stamps.com will not, by amendment of its charter or
       -------------
through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

    5. Termination.
       -----------

       This Warrant (and the right to purchase securities upon exercise hereof) shall terminate on the Expiration Date stated on the first page of this Warrant.

    6. Notices of Certain Transactions.  In case:
       -------------------------------

       (a) Stamps.com shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

       (b) of any capital reorganization of Stamps.com, any reclassification of the capital stock of Stamps.com, any consolidation or merger of Stamps.com, any consolidation or merger of Stamps.com with or into another corporation (other than a consolidation or merger in which Stamps.com is the surviving entity), or any transfer of all or substantially all of the assets of Stamps.com, or any other Corporate Transaction, or

       (c) of the voluntary or involuntary dissolution, liquidation or winding-up of Stamps.com, then, and in each such case, Stamps.com will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least twenty (20) days prior to the record date or effective date for the event specified in such notice.

    7. Reservation of Stock.  Stamps.com will at all times reserve and keep
       --------------------
available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

    8. Exchange of Warrants.  Upon the surrender by the Registered Holder of
       --------------------
any Warrant or Warrants, properly endorsed, to Stamps.com at the principal office of Stamps.com, Stamps.com will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at Stamps.com's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

    9. Replacement of Warrants.  Upon receipt of evidence reasonably
       -----------------------
satisfactory to Stamps.com of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to Stamps.com, or (in the case of mutilation) upon surrender and cancellation of this Warrant, Stamps.com will issue, in lieu thereof, a new Warrant of like tenor.

    10. Mailing of Notices. Any notice required or permitted pursuant to this
        ------------------
Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to Stamps.com and (b) if to Stamps.com, to the address set forth below or subsequently modified by written notice to the Registered Holder.

    11. No Rights as Shareholder.  Until the exercise of this Warrant, the
        ------------------------
Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of Stamps.com.

    12. No Fractional Shares.  No fractional shares of Common Stock will be
        --------------------
issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, Stamps.com shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by Stamps.com's Board of Directors.

   13. Amendment or Waiver.  Any term of this Warrant may be amended or waived
       -------------------
only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

   14. Headings.  The headings in this Warrant are for purposes of reference
       --------
only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

   15. Governing Law. This Warrant shall be governed, construed and
       -------------
interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.



                              STAMPS.COM INC.


                              By:__________________________________________
                                  Name:

                              Address:  3420 Ocean Park Blvd.
                                        Suite 1040
                                        Santa Monica, CA 90405
                                        Attn: Corporate Secretary

                              Fax Number:  (310) 314-8523

Agreed to and Accepted:

CYDCOR LIMITED


By:_________________________________

Name:_______________________________

Title:______________________________

                                   EXHIBIT A
                                   ---------

                                 PURCHASE FORM
                                 -------------

To:  Stamps.com Inc.                                     Dated: ________________

     The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase ___________ shares of Common Stock of Stamps.com Inc., a Delaware corporation, covered by such Warrant and herewith makes payment of $_________________, representing the full purchase price for such shares at the price per share provided for in such Warrant.



                                _________________________________________
                                Name of Registered Holder


                                _________________________________________
                                By:


                                _________________________________________
                                Name:


                                _________________________________________
                                Title:

                                   EXHIBIT B
                                   ---------

                                ASSIGNMENT FORM
                                ---------------

     FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock of Stamps.com Inc., a Delaware corporation, covered thereby set forth below, unto:

     Name of Assignee        Address/Fax Number          No. of Shares
     ----------------        ------------------          -------------







Dated: _________________        _____________________________________________
                                Name of Registered Holder


                              By:____________________________________________


                              Name:__________________________________________


                              Title:_________________________________________



                              Witness:_______________________________________